Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement") is made and entered into as of this 31st day of March, 2005, at Scottsdale, Arizona, by and between Central Plains Aviation, Inc., a Kansas corporation with offices at 2145 South Air Service Road, Garden City, Kansas 67846 ("Seller"), and F B O Air - Garden City, Inc., a Kansas corporation with offices at 9087 East Charter Oak, Scottsdale, Arizona 85260 ("Buyer"); and Jon A. Crotts, an individual and President of Seller ("Crotts").

                                    RECITALS

      A. Seller is engaged in the business of a fixed base operator at Garden City Regional Airport (the "Business");

      B. Buyer and Seller are parties to that certain Offer to Purchase dated January 19, 2004 ("Offer to Purchase");

      C. Pursuant to the Offer to Purchase, Buyer desires to purchase certain assets, and none of the liabilities, of Seller that are used in connection with the Business at the price and under the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                 PURCHASED ASSETS; TRANSFER OF PURCHASED ASSETS

      1.1 Purchased Assets. Subject to the terms and conditions set forth in the recitals set forth above, which are incorporated herein by reference, and this Agreement, Seller shall sell, assign, transfer and deliver to Buyer at the Closing (defined below) and Buyer shall purchase, for the Purchase Price set forth in ARTICLE 2 hereof, all of the assets and business of the Business specifically set forth on Schedule 1.1 hereto, excluding the Excluded Assets defined in Section 1.6, all of which are hereinafter called the "Assets," including, without limitation, the following specific assets described in this
Section 1.1:

            (a) All inventories, including JetA and Avgas fuel inventories, finished goods, work-in-progress and raw materials, supplies and parts owned by Seller pertaining to the Business (the "Inventory") as of the close of business on the date immediately prior to the Closing Date including, without limitation, the Inventory set forth on Schedule 1.1(a).

            (b) All rights and interests of Seller in and to all contracts, leases of personal property, purchase orders, orders from customers, supply agreements, distribution agreements, independent sales representative agreements, license agreements, and other agreements entered into pertaining to the Business or the Assets in effect on the Closing Date, excluding any amendments, revisions, changes or new orders under such agreements (the "Contracts"). All Contracts that are in effect on the date hereof, are set forth on Schedule 1.1(b).

                                                                    Exhibit 10.1


            (c) All rights of Seller under or pursuant to all warranties, representations and guaranties made by suppliers in connection with products or services furnished to the Business, or otherwise pertaining to the Business of affecting the Assets.

            (d) All of Seller's customer lists, together with all designs, notes, and other intangibles which are used in the Business; and all records and files (including computer records and files) and papers useful in operating the Business or relating to the Assets, including, but not limited to, manuals and data, sales, advertising materials, sales and purchase correspondence, shipping records and employment records for current employees of Seller whom Buyer wish to retain.

            (e) All federal, foreign, state, provincial, municipal, local or other governmental consents, certifications, licenses, permits, registrations, grants and other authorizations that are necessary to permit Seller to conduct the Business as presently conducted (collectively, the "Authorizations" and individually, an "Authorization"). All Authorizations in effect as of the date of this Agreement are set forth on Schedule 1.1(e).

            (f) All fuel trucks, aircraft tows, utility carts, portable generators, equipment, heavy equipment, machinery and vehicles of Seller used in connection with the Business as of the Closing Date (collectively, the "Equipment"). All of such assets as of the date of this Agreement are set forth on Schedule 1.1(f).

      1.2 Transfer of Title to the Assets. Seller's sale, assignment, conveyance, transfer, and delivery of the Assets to Buyer shall be made at the Closing by appropriate instruments of transfer as shall be reasonably requested by Buyer or otherwise sufficient to vest in Buyer, as of the Closing Date, good and marketable title to the Assets that are owned, as of the Closing Date by Seller, and a valid and assignable leasehold interest in the Assets that are leased by Seller as of the Closing Date, in each case free and clear of any liens, charges and encumbrances. Such instruments of assignment, conveyance, and transfer shall include, without limitation, a bill of sale transferring title to tangible assets in the form of Exhibit A hereto (the "Bill of Sale") and anything else reasonably contemplated by this Agreement to be delivered in order to transfer possession and enjoyment of the Assets to Buyer. Risk of loss of the Assets shall pass from Seller to Buyer at Closing.

      1.3 Non-Assignable Assets. To the extent that any of the Assets to be assigned to Buyer hereunder are not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment if such assignment or attempted assignment would constitute a breach of any contract, right or commitment. Seller agree to use its best efforts to obtain the consent of each other party to any such contract, right or commitment to the assignment thereof to Buyer in all cases in which such consent is required for assignment or transfer. If such consent is not obtained at or prior to the Closing and Buyer shall have waived the conditions in Section 5.2(b) with respect thereto, Seller agree to cooperate with Buyer in seeking (i) such consent after the Closing Date and (ii) any reasonable arrangements designed to provide for Buyer the benefits accruing under any such contract, right or commitment, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against each other party thereto arising out of the cancellation by such other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer shall have no obligation with respect to any such contract, right or commitment and each such asset shall thereafter be deemed an Excluded Asset (as defined below).

                                                                    Exhibit 10.1


      1.4 Further Assurances. At any time and from time to time after the Closing, at Buyer's reasonable request and without further consideration, Seller shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, the Assets, to put Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

      1.5 Non-Assumption of Liabilities. Buyer shall not assume and shall under no circumstances be responsible for any liabilities or obligations of Seller (whether personal or corporate) including, without limitation, any liabilities or obligations arising out of the Assets and/or operation of the Business, regardless of amount, character or description, or whether accrued, contingent or otherwise.

      1.6 Excluded  Assets.  Excluded Assets means (i) the aircraft set forth on
Schedule 1.6 (collectively the "Aircraft"); (ii) that certain 2002 Chevrolet Tahoe bearing Kansas vehicle registration 1GNEK13Z8ZR180592, and that certain 2001 Chevrolet Silverado bearing Kansas vehicle registration 1GCEK19T11E185943 (collectively the "Retained Vehicles"); (iii) any Non-assignable assets described in Section 1.3; (iv) any assets of Seller not used in connection with the Business as more fully set forth on Schedule 1.6 ("Unrelated Assets"); and
(v) any real property owned by Seller or any or real property leases leased by Seller and not set forth on Schedule 1.1(b).

                                   ARTICLE 2
                  PURCHASE PRICE; ALLOCATION OF PURCHASE PRICE

      2.1 Purchase Price. The total purchase price for the Assets shall be Six Hundred Seventy Five Thousand Dollars ($675,000) ("Purchase Price").

      2.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Seller as follows:

            (a) Cash at Closing. Four Hundred Thirty Five Thousand Dollars ($435,000), by wire transfer at Closing.

            (b) Promissory Note. Two Hundred Forty Thousand Dollars ($240,000) shall be paid by Buyer to Seller under a promissory note having a term of eighteen (18) months and bearing an interest of five percent (5%) per annum in the form attached hereto as Exhibit B ("Promissory Note"). The Promissory Note shall be payable on a quarterly basis to Seller.

      2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.3, which Buyer shall deliver to Seller at least five business days prior to Closing.

                                                                    Exhibit 10.1


                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Seller and Crotts. As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of Seller and Crotts represents and warrants to Buyer that the statements set forth in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1). Certain exceptions to such representations and warranties are set forth on Schedule 3.1 ("Schedule of Exceptions") attached hereto and incorporated herein, which shall be arranged in sections corresponding to the subsections of this Section 3.1.

            (a) Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has full corporate power and corporate authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or as such business is currently conducted. The copies of Seller's Articles of Incorporation, as amended to date (hereinafter referred to as its "Articles"), certified by the Secretary of State of the State of Kansas, and of Seller's Bylaws, as amended to date (hereinafter referred to as its "Bylaws"), certified by Seller's Secretary, are complete and correct and no amendments thereto have been filed or are pending. Seller is and has been at all times in compliance with its Articles and Bylaws. Seller is duly qualified or licensed to conduct business as a foreign corporation in, and is in good standing in, each jurisdiction in which the nature of the business as conducted by Seller or the character and nature of any of the Assets makes such qualification necessary.

            (b) Authority. Seller has full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement (the "Related Agreements") and to carry out the transactions contemplated hereby and thereby (the "Transactions"). The execution, delivery and performance of this Agreement and the Related Agreements by Seller has been duly and validly authorized and approved by all necessary action on the part of Seller, and no other action on the part of Seller is required in connection therewith. This Agreement and each Related Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller, each enforceable in accordance with its respective terms. The execution, delivery and performance by Seller of this Agreement and each Related Agreement:

                  (i) does not and will not violate any foreign, federal, state, local or other laws, regulations or ordinances applicable to Seller;

                  (ii) does not or will not violate any term or provision of the Articles or Bylaws of Seller; or

                  (iii) except as set forth on Schedule 3.1(b)(iii) does not and will not result in a breach of, constitute or result in a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, loan or credit agreement, or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller is a party or by which Seller or any property of Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Assets. Except as set forth on Schedule 3.1(b)(iii), no consent or waiver by, approval of, or designation, declaration or filing with, any Person is required in connection with the execution, delivery and performance by Seller of this Agreement and each Related Agreement. "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental authority or entity or any department, agency or political subdivision thereof.

                                                                    Exhibit 10.1


            (c) Financial Statements. The audited, or unaudited if audited unavailable, balance sheets and statements of income of Seller for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 have been previously provided to Buyer (such financial statements being referred to collectively herein as the "Financial Statements"). All of the Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct, present fairly the financial condition of Seller and the results of its operations as of the dates of such statements and for the periods covered thereby, and are consistent with the books and records of Seller.

            (d) Title to Assets; Liens; Condition of Assets. Except as set forth on Schedule 3.1(d), Seller has good and marketable title to the Assets that are owned and a valid and assignable leasehold interest in the Assets that are leased. The Assets are free and clear of all mortgages, liens, security interests, pledges, charges and other encumbrances of every nature whatsoever, except for liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, and such imperfections of title, easements and encumbrances as do not materially detract from the value of the properties subject thereto or affected thereby or otherwise do not materially interfere with their present or future use in a manner consistent with present practices of the Business. The Assets constitute all of the material assets used to conduct the Business. All of the leasehold improvements included in the Assets are in good repair, have been well maintained, conform with all applicable ordinances, regulations and zoning, environmental and other laws, regulations and ordinances and do not encroach on property of others. All machinery and equipment is in good working order subject to ordinary wear and tear.

            (e) Taxes

                  (i) Definitions. As used herein, "IRC" means the Internal Revenue Code of 1986, as amended and interpreted by treasury regulations; "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and "Taxes means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                                                                    Exhibit 10.1


                  (ii) Returns and Payments. Seller has filed all Tax Returns that it was required to file. All such Tax Returns are correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller currently is not the beneficiary of any extension of time within which to file any Tax Return, or to the extent due, reserved for on the Financial Statements. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, encumbrances, or charges against any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (iii) Withholding Taxes. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (iv) Tax Liabilities. Neither Seller's nor any of Seller's officers, directors, or employees responsible for Tax matters has knowledge of any facts that would lead them to expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Seller either claimed or raised by any authority in writing or as to which any of Seller or any of Seller's, officers, directors, or employees responsible for Tax matters has knowledge based upon personal contact with any agent of such authority. Schedule 3.1(e) lists all Tax Returns filed for taxable periods ended on or after December 31, 2001, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of an audit. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of IRC
Section 6662.

                  (v) Statute of Limitations. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f)  Absence  of  Undisclosed  Liabilities.  Except  as set forth on
Schedule 3.1(f), Seller had and has no indebtedness, liabilities or obligations of any nature or kind, whether accrued, absolute, contingent or otherwise asserted or unasserted, known or unknown and whether due or to become due (including, without limitation, potential liabilities relating to products or services provided by Seller or the conduct of the Business prior to the Effective Date, regardless of whether claims in respect thereof had been asserted as of such date).

            (g) Inventory. Except to the extent of reserves set forth in the Financial Statements, all Inventory is of a quality and quantity saleable in the ordinary course of the Business at prevailing market prices and is adequate in amount, consistent with past practices of the Business, to continue operations without creating backlogs, in excess of customary levels for the Business.

            (h) Absence of Certain Changes. Since the December 31, 2003, there has not been:

                  (i) any operation of the Business out of the ordinary course of business or any change in the financial condition, properties, assets, liabilities, business, prospects or operations of the Business that, by itself or in conjunction with all other such changes, has or is likely to have a materially adverse effect on the Business;

                                                                    Exhibit 10.1


                  (ii) any purchase, sale, license or other disposition, or any agreement or other arrangement for the purchase, sale, license or other disposition, of any part of Seller's properties or assets (including any patents, trademarks and copyrights) included in the Assets, other than purchases for and sales from inventory in the ordinary course of business;

                  (iii) any damage, destruction or loss, whether or not covered by insurance, adversely affecting Seller's properties or assets included in the Assets or the Business in excess of $5,000 per single occurrence;

                  (iv) any change with respect to Seller's officers, management or supervisory personnel employed in the Business, other than changes in supervisory personnel occurring in the ordinary course of business;

                  (v) any payment or discharge of a lien or liability of Seller that is not shown on the Financial Statements incurred in the ordinary course of business thereafter;

                  (vi) any obligation or liability incurred by Seller to any bank, officer, director, employee, other than in the ordinary course of business, or any loans or advances made by Seller to any officer, director, employee, except for normal compensation and expense allowances payable to officers or employees;

                  (vii) any change in the accounting methods or practices followed by Seller or any change in depreciation or amortization policies or rates theretofore adopted;

                  (viii) any change in the manner in which Inventory of Seller used in the Business is marketed or any increase in Inventory levels in excess of historical levels for comparable periods;

                  (ix) any delay or postponement of payment of any accounts payable or other liabilities relating to the Business outside the ordinary course of business;

                  (x) any declaration, setting aside or payment of any dividend or distribution with respect to its capital stock, or redemption, purchase or other acquisition of its capital stock;

                  (xi) any change in the employment terms or employment-related benefits for any independent sales representative or employee employed in the Business outside the ordinary course of business; or

                  (xii) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in subsections (i) through (xi) above.

            (i) Trade Secrets and Customer Lists. Seller owns or has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, developments, customer lists, manufacturing and secret processes, hardware designs, programming processes, software and other information, and know-how (if any) required for the Business, including products licensed from others. There are no payments that are required to be made by Seller for the use of such trade secrets, inventions, developments, customer lists, copyrighted materials, manufacturing and secret processes and know-how. Seller is not using or in any way making any unlawful or wrongful use of any confidential information, copyrighted materials, know-how or trade secrets of any third party, including, without limitation, any former employer of any present or past employee, of Seller or of any of Seller's predecessors. To Seller's knowledge no employee is or was a party to any non-competition or confidentiality agreement with any party other than Seller or Buyer.

                                                                    Exhibit 10.1


            (j) Contracts. All of the Contracts are in full force and effect and are freely assignable in accordance with the terms of this Agreement.

                  (i) Copies of all Contracts, have been provided to Buyer or their counsel prior to the execution of this Agreement and are true, correct and complete, and have not been subject to any amendment, extension or other modification as of the date hereof.

                  (ii) Each Contract is in full force and effect without any default thereunder by Seller or, to the knowledge of Seller, by any other party thereto (a "default" being defined for purposes hereof as an actual default or any set of facts that would, upon receipt of notice or passage of time, constitute a default).

                  (iii) All Contracts with respect to the real estate premises on which the Business has been conducted as of the Effective Date shall each have a minimum remaining term of at least twenty five (25) years, pending approval of the applicable municipality and/or airport authority.

                  (iv) There are no employment contracts with any employees of the Seller and all Seller employees are at-will employees.

            (k) Litigation. There are no suits, actions or administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Seller, threatened against or relating to Seller, the Assets or the Business. Seller is not otherwise engaged as a party in any suit, action or administrative, arbitration or other proceeding. Seller has not entered into or been subject to any consent decree, compliance order, or administrative order with respect to any property owned, operated, leased, or used by Seller. Seller has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased or used by Seller or any facilities or operations thereon. Seller has not been named by the U.S. Environmental
Protection Agency or a state or local environmental agency as a potentially responsible party (or similar designation under applicable state law) in connection with any site at which hazardous substances, hazardous materials, toxic substances, oil, or petroleum products have been released or are threatened to be released. There are no existing or, to the knowledge of Seller, threatened product liability, warranty or other similar claims, or any facts upon which a claim of such nature could be based, against Seller or the Business for services or products that are defective or fail to meet any service or product warranties. Seller is not aware of any facts providing a basis for any matter addressed in this Section 3.1(k) and has no reason to believe that any such matters will be forthcoming.

                                                                    Exhibit 10.1


            (l) Compliance with Laws. Seller is in compliance in all material respects with, and Seller does not have any material liability under, any and all applicable federal, state or local statutes, laws, ordinances and regulations applicable to the Business, including, without limitation, any applicable franchise, health, environmental, safety, employment (including the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN")), labor relations or other statute, law, ordinance or regulation.

            (m)  Insurance.  The Assets  are  insured to the extent set forth in
Schedule 3.1(m) which sets forth a list of all insurance policies, the expiration date thereof and a brief description of the coverage provided therein. All such present policies of insurance are with insurance companies reasonably believed by Sellers to be financially sound and reputable and are in full force and effect, all premiums with respect thereto are currently paid, Sellers are in compliance with the terms thereof and no party to any such policy has repudiated any provision thereof. Such insurance policies are sufficient for compliance by Sellers with all requirements of law and all agreements and leases to which Sellers are a party and provide insurance coverage for the properties, assets, operations and employees of Sellers generally comparable in type and amount to that which is customarily carried by other corporations engaged in similar businesses and of approximately the same size and similarly situated as Seller. The workmen's compensation insurance of Seller complies with applicable statutory requirements as to the amount of such coverage.

            (n) Authorizations. Each Authorization is in full force and effect without any default thereunder by Seller (a "default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default), and can be assigned by Seller to Buyer hereunder such that it will remain in full force and effect after giving effect to the purchase of the Assets. Seller has not received any notice of any claim or charge that Seller has breached any Authorization. Seller has the right to conduct the Business that it now conducts without any limitations or restrictions of any kind.

            (o) Transactions with Interested Persons. No officer, supervisory employee or director of Seller, nor any of their respective spouses or children, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director or in another similar capacity of, any customer, competitor or supplier of Seller or the Business, or any organization that has a material contract or arrangement with Seller or the Business.

            (p) Employment Benefit Plans. Schedule 3.1(p) sets forth a list of all employee benefit plans, as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), that now are or ever have been maintained by Seller (or any subsidiary of Seller) or to which Seller (or any subsidiary of Seller) now has or has ever had an obligation to contribute (the "Employee Benefit Plans"). No event has occurred nor has there been any omission which would result in violation of any laws, rulings or regulations applicable to any Employee Benefit Plan. There are no claims pending or threatened with respect to any Employee Benefit Plan, other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of any such plan. Each such Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws.

                                                                    Exhibit 10.1


            (q) Hazardous Materials; Environmental Compliance; Disclosure of Environmental Information.

                  (i) Except for its fueling activity with respect to Jet A and avgas fuel, all of which was conducted in full compliance of all Environmental Laws (as defined below), Seller has never generated, used, stored or handled any Hazardous Materials (as hereinafter defined) nor has it treated, stored, disposed of, spilled or released any Hazardous Materials at any site presently or formerly owned, leased, operated or used by Seller or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facilities. No other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site presently or formerly owned, leased, operated or used by Seller, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site. Seller does not presently own or lease, nor has it previously owned or leased, any site on which underground storage tanks are or were located. No lien has been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased or used by Seller in connection with the presence of any Hazardous Materials. For purposes of this Agreement, "Hazardous Materials" shall mean and include ethylene oxide, any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance or pollutant as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as
amended, the Hazardous Materials Transportation Act or any other foreign, federal, state or local law, regulation, ordinance, rule or by-law, whether existing as of the date hereof, previously enforced or subsequently enacted pertaining to environmental or health and safety matters.

                  (ii) Seller has no material liability under nor has it ever violated any Environmental Law (as hereinafter defined), a violation of which may have a material adverse effect on the Business or the Assets, with respect to any property owned, operated, leased, or used by Seller and any facilities and operations thereon. In addition, any property owned, operated, leased, or used by Seller, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws. Seller has not entered into or been subject to any consent decree, compliance order or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or any enforcement of any Environmental Law; and Seller has no reason to believe that any of the above will be forthcoming. For purposes of this Agreement, "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the federal, foreign, state, or local level.

                  (iii) Seller has provided to Buyer copies of all material documents, records, and information available to Seller concerning any environmental or health and safety matter relevant to Seller, whether generated by Seller or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials (as defined above), spill control plans, and reports, correspondence, permits, licenses, approvals, consents, or other authorizations issued by any environmental agency. Seller has not entered into any negotiations or agreements with any Person relating to any remedial action or Hazardous Materials or Environmental Law-related claim.

                                                                    Exhibit 10.1


                  (iv) Seller has obtained all permits necessary for the Business's operation, and all such permits are in good standing, and the Seller is in compliance with all terms and conditions of such permits. All premises involved in the Business and being assigned to Buyer pursuant to the Contracts will, as of both the Effective Date and the Closing Date pass all inspections necessary to conduct the Business as currently conducted by Seller and as foreseeably to be conducted by Buyer. All permits set forth on Schedule 1.1(e) are in full force and effect and are not and have not been subject to any default or enforcement action by the applicable issuing authority.

            (r) Backlog. As of the date hereof, Seller has a backlog of firm orders for the Business, for which revenues have not been recognized by Seller, as set forth in the Schedule 3.1(r).

            (s) Customers,  Distributors and Independent Sales  Representatives.
Schedule 3.1(s) sets forth a list of all customers and independent representatives with whom Seller has entered into a contract or agreement. During such period and through the date hereof, no such customer or independent representative has canceled or otherwise terminated its relationship with Seller or decreased materially its usage or purchase of the products or services of Seller, except for changes in customer relationships that have occurred in the ordinary course of business. To the knowledge of Seller, no such customer or independent representative has any plan or intention to terminate, cancel or otherwise modify its relationship with Seller in a manner that would be adverse to Seller.

            (t) Labor Relations; Employees. Schedule 3.1(t) sets forth a list of all employees of Seller employed in the Business and a schedule of the total compensation of each employee, including, but not limited to, base salaries, commissions, bonus/incentive pays, stock options and car allowances. Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Seller is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, worker's compensation, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, claims by employees against Seller or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or to the knowledge of Seller, threatened against or involving Seller or the Business. No question concerning representation exists with respect to the employees of Seller and Seller is not aware of any organizational activity. No collective bargaining agreement is in effect or is currently being, or is about to be, negotiated by Seller. No independent contractors have been utilized by Seller in provided services to its customers with respect to the Business. Seller has not violated the WARN Act or any similar state or local legal requirement. During the ninety
(90) day period prior to the date of this Agreement,  Seller has terminated zero
(0) employees.

                                                                    Exhibit 10.1


            (u) Other Agreements. There are no material agreements or arrangements relating to the Business not disclosed in any Schedule hereto, to which Seller, any affiliate of Seller, or any individual currently or formerly serving as director or officer of Seller, is a party.

            (v) Copies of Documents. Seller has made available for inspection and copying by Buyer and their counsel true and correct copies of (i) all documents referred to in this Section 3.1 including, without limitation, those referred to in the Schedules delivered to Buyer pursuant to this Agreement, and
(ii) all other corporate books and records including, without limitation, all stock record books, all minutes of shareholders' and directors' meeting, and all consents in lieu of such meetings, which books and records accurately record all action taken by Seller and Board of Directors of Seller and committees thereof from the date of organization of Seller through the date hereof.

            (w) Disclosure of Material Information and Potentially Adverse Developments. Seller has reported to Buyer any and all information of which Seller and any officers and directors of Seller has knowledge as to potentially adverse factors in the Business, other than factors affecting the industry generally. The representations, warranties and statements contained in this Agreement and in the Certificates, Exhibits and Schedules delivered by Seller to Buyer pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact, and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances in which they were made.

            (x) Knowledge. All references to "knowledge" herein shall mean in the case of Crotts, Crotts' actual knowledge after reasonable investigation, and in the case of Seller, Seller's actual knowledge of its executive officers after reasonable investigation.

            (y) Disclosure. Neither this Agreement nor any written document, certificate or statement furnished by or on behalf of Seller to Buyer in connection with the transactions contemplated hereby contains any untrue statement of material fact necessary in order to make the statements in the circumstance under which they were made not misleading. There is no fact which materially and adversely affects, or will materially and adversely affect, the financial condition of Seller or the Business which has not been set forth in this Agreement, or in the other documents, certificates and statements furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereby.

      3.2 Buyer's Warranties and Representations. Buyer represents and warrants to Seller as follows:

            (a) Organization. Buyer is an entity duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate authority to carry on its business as is now carried on and enter into this Agreement.

            (b) Validity of Agreement. All corporate or action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement by Buyer, including but not limited to, the performance of Buyer's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Buyer, shall constitute the valid and binding obligation of Buyer enforceable in accordance with its terms.

                                                                    Exhibit 10.1


      3.3 Survival of Representations and Warranties. All of Seller's and Buyer's representations and warranties set forth herein shall be true as of, and survive, the Closing.

                                   ARTICLE 4
                           CLOSING; CLOSING DELIVERIES

      4.1 Closing. The closing ("Closing") shall occur on the 31st day of March, 2005, which date may be extended for an additional 30 days, in Buyer's sole discretion (the "Closing Date"). The Closing shall take place at such time and place as the parties to this Agreement shall agree.

      4.2 Buyer's  Deliveries.  On the  Closing  Date,  Buyer  shall  deliver to
Seller:

            (a) A wire transfer in an amount equal to Four Hundred Thirty Five Thousand Dollars ($435,000).

            (b) An executed Promissory Note in the amount of Two Hundred Forty Thousand Dollars ($240,000).

            (c) Anything else reasonably contemplated by this Agreement to be delivered at the Closing in order to transfer the Assets to Buyer.

      4.3 Seller's  Deliveries.  On the Closing  Date,  Seller shall  deliver to
Buyer:

            (a) The Bill of Sale.

            (b) Uniform Commercial Code Termination Statement(s) necessary to eliminate any security interest in the Assets that may be required in order to deliver to Buyer good and marketable title to the Assets as provided herein.

            (c) Resolutions, of the directors and shareholder of Seller, certified by the secretary of Seller, approving the transactions contemplated by this Agreement.

            (d) All third party consents, in form reasonably acceptable to Buyer, necessary or desirable to transfer good and marketable title to the Assets to Buyer; and

            (e) Anything else reasonably contemplated by this Agreement to be delivered at the Closing in order to transfer the Assets to Buyer.

      4.4 Crotts'  Deliveries.  On the Closing  Date,  Crotts  shall  deliver to
Buyer:

            (a) An  employment  agreement  executed  by  Crotts  in the  form of
Exhibit  C  attached   hereto  and  fully   incorporated   herein   ("Employment
Agreement").

                                                                    Exhibit 10.1


                                   ARTICLE 5
                        COVENANTS; CONDITIONS TO CLOSING

      5.1 Seller's Covenants

            (a) Access to Information. From the date of execution of this Agreement to the Closing, Seller will allow Buyer, its professional advisors and other representatives access during normal business hours to the properties, books, records, contracts and commitments and all such information and documents relating to Seller's operation of the Business as Buyer, Buyer's professional advisors and other representatives reasonably request. Buyer, its professional advisors and other representatives will keep confidential information received concerning Seller's operation of the Business. If this Agreement is terminated prior to the Closing, Buyer will promptly return to Seller all documents and other written materials pertaining to the Business.

            (b) Tax Clearances. If requested by Buyer, Seller shall apply for an Official Tax Clearance Letter from the Kansas Department of Revenue, Secretary of State and any other governmental agency having the power to impose a tax which is or may become a lien on the Assets and diligently prosecute such applications until such certificates have been obtained.

            (c) Bulk Sale Compliance. If requested by Buyer, Seller shall take the steps necessary to record and publish notice of intended transfer and otherwise comply with applicable Bulk Sales Law.

            (d) Conduct of the Business. During the period between Buyer's execution and tender of this Agreement and the Closing Date, Seller shall conduct the Business strictly in accordance with past practice and shall not, without the prior written consent of Buyer:

                  (i) merge or consolidate with any third party or acquire assets or the business of any other third party (other than purchase of inventory in the ordinary course of the Business consistent with past practices):

                  (ii) sell, lease, license, encumber, transfer, or otherwise dispose of any Assets except (i) pursuant to Contracts or commitments existing as of the date of this Agreement, and (ii) in the ordinary course of the Business consistent with past practices;

                  (iii) enter into or terminate any Contracts, or amend or otherwise change in any material respect the terms thereof in a manner adverse to the Business or the Assets; or

                  (iv) agree or commit to do any of the foregoing.

      5.2 Conditions Precedent to Closing.

            (a) Conditions to Seller's Obligations. Seller's obligations to make the deliveries at the Closing are subject to each of the following conditions:

                                                                    Exhibit 10.1


                  (i) Buyer shall have performed and complied with each and every covenant on Buyer's part to be performed which, by its terms, is capable of performance before the Closing.

                  (ii) All of the representations and warranties of Buyer contained herein shall continue to be true and correct at the Closing in all material respects.

                  (iii) Buyer shall have delivered, or be prepared to deliver, all cash and documents required by Buyer to be delivered at the Closing.

                  (iv) Seller may waive any condition specified in this Section 5.2(a) provided that such waiver shall be in writing, signed by Seller and delivered at or prior to the Closing.

            (b) Conditions to Buyer's Obligation.

                  (i) Seller shall have performed and complied with each and every covenant on Seller's part to be performed which, by its terms is capable of performance before the Closing;

                  (ii) The representations and warranties of Seller set forth in
ARTICLE 3 or elsewhere in this Agreement shall be true and correct as of the Closing Date.

                  (iii) Seller shall have procured all of the third party consents, approvals and authorizations that Buyer, in their sole and reasonable discretion, shall consider necessary or appropriate in connection with the Transactions.

                  (iv) Buyer shall have completed its due diligence with respect to the Assets and the Business, including, but not limited to, a Phase 1 environmental site assessment and if necessary more thorough environmental site assessments, and the results of its due diligence shall have been determined by Buyer, in its sole and absolute discretion, to be satisfactory.

                  (v) No action, suit or proceeding shall be pending or threatened before any court of judicial, quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would or could, in the sole and absolute opinion of Buyer (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect), or (iii) affect adversely the right of Buyer to own the Assets or to operate the Business;

                  (vi) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 5.2(b)(i)-(iii) is satisfied in all respects;

                  (vii) Buyer shall have  received all  Schedules  referenced in
ARTICLE 1 and ARTICLE 3 updated through the Closing Date, all of which shall be satisfactory in all respects to Buyer;

                                                                    Exhibit 10.1


                  (viii) Buyer may waive any condition specified in this Section 5.2(b) provided that such waiver shall be in writing, signed by Buyer and delivered at or prior to the Closing.

                                   ARTICLE 6
                                    EMPLOYEES

      6.1 Employees. Seller shall be responsible for all unpaid earned wages (including unpaid accrued vacation benefits) and unreimbursed expenses which were incurred on or before the Closing Date and shall pay such unpaid earned wages and unreimbursed expenses on the date of the Closing. Seller shall be liable for any workers' compensation claim, or claim made for work-related injuries or illnesses which pertains to injuries or illnesses occurring prior to or on the Closing Date.

      6.2 Employee Benefit Plans and COBRA. Buyer is under no obligation to continue any of Seller's employee benefit plans (within the meaning of Section
3.3 ERISA) nor is Buyer obligated to replace any such plans. Seller shall have the sole responsibility and obligation for complying with the health care continuation coverage requirements of Internal Revenue Code ("Code") Section 162(k) and Section 601 et seq. of ERISA ("COBRA") that are applicable to any of Seller's employees and shall be solely responsible for providing COBRA continuation coverage to any persons entitled to such coverage in connection with any health plan sponsored by Seller.

                                   ARTICLE 7
                            COVENANTS NOT TO COMPETE

      7.1 Covenant Not to Compete.

            (a) Restrictions on Competitive Activities. In consideration for the agreements of Buyer in connection with the sale and purchase of the Assets, and other good and valuable consideration, Seller and Crotts acknowledge that the Business has uniquely valuable and proprietary information that would be competitively unfair to make available to any competitor of Buyer as the acquirer of the Assets. For this and other reasons, and as an inducement to Buyer to enter into this Agreement, Seller and Crotts agree that for a period of five (5) years after the Closing Date, Seller and Crotts shall not, directly or indirectly, for their own benefit or as agent for another, carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult or otherwise render services to, or allow their respective names or reputations to be used in or by any other present or future business enterprise that directly or indirectly competes with Buyer in any business activity similar to any business activity comprising part of the Business being acquired by Buyer in Finney County or in the State of Kansas.

            (b) Exceptions. Nothing contained herein shall limit the right of Crotts as investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided the equity interest therein of Crotts in the aggregate does not exceed one percent (1%) of the outstanding shares or interests in such corporation or limited partnership.

                                                                    Exhibit 10.1


            (c) Restrictions on Soliciting Employees. To protect Buyer against any efforts by Seller and/or Crotts to cause former employees of Seller subsequently employed by Buyer in the Business acquired from Seller to terminate their employment, Seller and Crotts agree that for a period of five (5) years following the Closing Date, each of Seller and Crotts will not directly or indirectly, (i) induce any such employee of Buyer to leave the employ of Buyer or to accept any other employment position, or (ii) assist any other entity in hiring any such employee.

            (d) Nondisclosure of Propriety Data. Seller, Crotts, nor any of their respective agents or representatives, shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the Assets (including, but not limited to, the Business) acquired by Buyer hereunder that Seller or any such agent or representative may have learned prior to the Closing.

            (e) Special Remedies and Enforcement. Seller recognize and agree that a breach by Seller and/or Crotts of any of the covenants set forth in this section could cause irreparable harm to Buyer, that Buyer's remedies at law in the event of such breach would be inadequate, and that accordingly, in the event of any such breach a restraining order or injunction or both may be issued against Seller and/or Crotts in addition to any other rights and remedies which are available to Buyer. If this Section is more restrictive than permitted by applicable law, this Section shall be limited to the extent required by such law.

                                   ARTICLE 8
                                 INDEMNIFICATION

      8.1 Seller's and Crotts' Indemnity. Seller and Crotts shall jointly and severally indemnify, defend and hold harmless Buyer, its assigns, and their respective officers, directors, shareholders, employees, agents and representatives (collectively "Buyer Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of: (i) Seller's operation of the Business or use of the Assets; (ii) Seller's operation of any other business or any other transactions, including without limitation all activities and transactions related to the Aircraft, whether prior to or following the Closing Date; (iii) a material breach of any obligation, representation, warranty, covenant or agreement made by Seller in this Agreement, or any material representation or warranty by Seller contained herein, in any document furnished or required to be furnished pursuant to this Agreement by Seller to Buyer or any of their representatives, or in any documents furnished to Buyer in connection with the Closing hereunder being false; (iv) any violations of COBRA, ERISA, the Code or any other federal or state law arising as a result of the termination of any of Seller's employees as a result of the purchase of the Assets; (v) any use, spill, release, escape or presence of Hazardous Materials in or about any real property used, leased or owned by Seller; (vi) any violations of Environmental Laws arising out of Seller's operation of the Business or otherwise arising prior to the Closing Date; and (vii) cost and expenses (including reasonable attorneys' fees) incurred by Buyer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the foregoing. Seller and/or Crotts, as the case may be, shall have exclusive control over the settlement or defense of such claims or actions, except that Buyer Indemnitees may appear in the action, at their own expense, if such parties reasonably determine that an actual conflict of interest would exist by Seller's representation of such Buyer Indemnitees and Seller and/or Crotts in such action. In the event Seller and Crotts fail to promptly indemnify and defend such claims and/or pay Buyer Indemnitees' expenses, as provided above, each of the Buyer Indemnitees shall have the right to defend itself, and in that case, Seller and Crotts shall jointly and severally reimburse such Buyer Indemnitees for all of their attorneys' fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of such parties' written requests. Buyer shall have the right to set off all obligations of Seller and Crotts incurred pursuant to this Section 8.1 against any debt or other monetary obligation owed to Seller and Crotts.

                                                                    Exhibit 10.1


      8.2 Buyer's Indemnity. Buyer shall indemnify, defend and hold harmless Seller, its assigns, and their respective officers, directors, shareholders, employees, agents and representatives (collectively "Seller Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of: (i) Buyer's operations of the Business or use of the Assets following the Closing Date, but only to the extent any such damages, claims, liabilities, losses and other expenses do not arise from or are not otherwise related to events taking place prior to the Closing or are not otherwise indemnified by Seller in Section 8.1 above; (ii) a material breach of any obligation, representation, warranty, covenant or agreement made by Buyer in this Agreement, or any material representation or warranty by Buyer contained herein, in any document furnished or required to be furnished pursuant to this Agreement by Buyer to Seller or any of its representatives, or in any documents furnished to Seller in connection with the Closing hereunder being false; and (iii) cost and expenses (including reasonable attorneys' fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the foregoing. Buyer shall have exclusive control over the settlement or defense of such claims or actions, except that Seller Indemnitees may appear in the action, at their own expense, if such parties reasonably determine that an actual conflict of interest would exist by Buyer's representation of such Seller Indemnitees and Buyer in such action. In the event Buyer fails to promptly indemnify and defend such claims and/or pay Seller Indemnitees' expenses, as provided above, each of the Seller Indemnitees shall have the right to defend itself, and in that case, Buyer shall reimburse such Seller Indemnitees for all of their attorneys' fees, costs and damages incurred in settling or defending such claims within thirty
(30) days of each of such parties' written requests.

      8.3 Contrary Intentions. The foregoing indemnities shall be payment obligations and not merely reimbursement obligations, it being understood that Crotts, Seller and Buyer have a "contrary intention" with respect to the provisions of paragraph 2 of Section 2778 of the California Civil Code.

                                                                    Exhibit 10.1


                                   ARTICLE 9
                                  MISCELLANEOUS

      9.1 Relationship of Parties. With respect to this Agreement and the Transactions contemplated hereby, the relationship between the parties is only that of a seller and buyer. With respect to this Agreement and the Transactions contemplated hereby, neither Buyer on the one hand nor Seller and Crotts, on the other hand, is the agent or legal representative of the other party, and neither party has the right or authority to bind the other party in any way.

      9.2 Notices and Reports. All notices and reports required or permitted pursuant to this Agreement shall be in writing and delivered by (i) Federal Express or United Parcel Service ("Express Carrier"), each postage pre-paid and sent via overnight delivery (or if overnight delivery is not available, then the soonest delivery offered by such carrier); or (ii) confirmed fax message followed by delivery by Express Carrier of a copy of the notice. All such notices shall be addressed to Buyer or Seller at their addresses and fax numbers as listed herein or to such other address as either party may from time to time advise in writing in accordance with this section.

If to Seller:
Central Plains Aviation, Inc
2145 South Air Service Road
Garden City, Kansas 67846

If to Buyer:                                With a copy to:
F B O Air - Garden City, Inc.               Eli Mansour, Esq.
9087 East Charter Oak                       Luce Forward Hamilton & Scripps, LLP
Scottsdale, Arizona 85260                   11988 El Camino Real, #200
                                            San Diego, California 92130
If to Crotts:
3575 Golden Crest
Garden City, Kansas 67846

      All notices required or permitted under this Agreement which are addressed as provided in this section, if delivered by facsimile, shall be effective upon transmission provided a confirmation copy is sent by Express Carrier and upon confirmed delivery if sent by Express Carrier. All notices and reports shall be written in English.

      9.3 Entire Agreement; Governing Law.

            (a) The provisions of this Agreement contain the entire agreement between the parties relating to the subject matter hereof. This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by the parties.

                                                                    Exhibit 10.1


            (b) This Agreement will be governed by and interpreted under the laws of the State of California, without regard to choice of law principles.

            (c) All parties irrevocably submit to the jurisdiction of the state and federal courts located in San Diego, California for any action or proceeding regarding this Agreement, and all parties waive any right to object to the jurisdiction or venue of the courts in San Diego, California.

      9.4 Assignability. Seller may not assign, encumber or in any way transfer or delegate any interest, right or duty under this Agreement without the prior written consent of the Buyer, which consent may be withheld for any reason or no reason. Buyer may assign this Agreement without consent to any direct or indirect subsidiary or other affiliate of Buyer.

      9.5 Binding Nature. This Agreement shall be binding on the heirs, successors, subsidiaries and permitted assigns of the parties hereto.

      9.6 Waiver. The waiver by either party or the failure by either party to claim a breach or default of any provision of this Agreement shall not constitute a waiver of any subsequent breach or default. Nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      9.7 Unenforceable Provision. If any provision of this Agreement violates or is unenforceable under any applicable law of any jurisdiction in which activities hereunder are performed, that provision shall be deemed void and the remaining provisions shall remain in full force and effect. In lieu of such void provision, there shall automatically be added a substitute valid provision as near to the intent and purpose of the void provision as is possible.

      9.8 Attorneys' Fees. In the event a dispute arises regarding this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, in addition to other relief to which it is entitled.

      9.9 Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.

      9.10 Interpretation. The language in this Agreement shall in all cases be construed as a whole and in accordance with its fair meaning. This Agreement shall not be construed for or against either party as a result of the initial preparation or drafting by a party of any provision hereof.

      9.11 Headings; Exhibits. The headings of the sections are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. All Exhibits to this Agreement are hereby incorporated herein. All capitalized defined terms used in the Exhibits but not defined in the Exhibits shall have the meanings defined in this Agreement.

      9.12 Confidentiality. Each of Buyer, Crotts and Seller shall maintain in confidence and shall cause their respective officers, directors, employees, advisors and agents to maintain in confidence any information obtained in confidence from any other party hereto and, at the request of any party disclosing such information, shall return such information immediately if this Agreement is terminated for any reason.

                                                                    Exhibit 10.1


      9.13 Construction. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, that either party drafted this Agreement.

      9.14 Representation. Seller and Crotts warrant and represent that in executing this Agreement, they have been advised by Buyer to, and have had the opportunity to, rely upon legal advice from the attorney of their choice, that the terms of this Agreement and its consequences have been completely read by Seller, and that Seller and Crotts fully understand the terms of this Agreement.

      9.15 Further Assurances. All parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Central Plains Aviation, Inc.             F B O Air - Garden City, Inc.


By:                                       By:
   --------------------------------           --------------------------

Name: Jon A. Crotts                       Name: Ron Ricciardi
      -----------------------------       ------------------------------

Title: President Title: President
      -----------------------------       ------------------------------


Jon A. Crotts
----------------------------------